2015 Capital Expenditures
•
Estimate ~$100M for CY15
•
Capacity expansion not
economically viable at current
pricing
•
Capability –
investments
required to meet customer
roadmaps
•
Maintenance -
spares, parts,
safety
•
SOI –
investment required to
turn polished wafers into SOI
wafers (includes no
investment to increase
polished wafer capacity)
SOI
Maintenance
Cost Reduction
Capability
Facilities / IT
Other
Exhibit 99.1